Exhibit 10.46

July 20, 2015

S. Venkatesh

President

Ascend Laboratories, LLC

180 Summit Avenue, Suite 200

Montvale, NJ 07645

Re:	Third Amendment to TPN-Elite Manufacturing and Supply Agreement dated June 23, 2011 and First Amendment to TPN-Elite Manufacturing and Supply Agreement dated September 21, 2012 and Second Amendment to TPN-Elite Manufacturing and Supply Agreement dated January 19, 2015

Mr. Venkatesh,

The PharmaNetwork, LLC, a New Jersey limited liability company and its wholly owned subsidiary, Ascend Laboratories, LLC (together "TPN"), and Elite Pharmaceuticals, Inc., a Nevada corporation, and Elite Laboratories, Inc. (a subsidiary of Elite Pharmaceuticals, Inc.), a Delaware corporation (together "ELITE") are parties to a Manufacturing and Supply Agreement effective as of June 23, 2011 and a First Amendment of the Manufacturing and Supply Agreement dated September 21, 2012 and to a Second Amendment to TPN-Elite Manufacturing and Supply Agreement dated January 19, 2015 (together the “Agreement”). All capitalized terms used without definition in this letter agreement have the respective meanings provided in the Agreement.

Effective as of the date of this letter agreement, the parties agree that Section 3.2 of the Agreement shall be deleted; Section 2.1 (h) and 3.3 shall be added; and Sections 7.1, 7.3, 10.3, Exhibit A, Exhibit B and sections 4.7 and Appendix 2 of Exhibit C (The Quality Agreement between the parties) are amended in their entirety and, as amended, read as follows:

165 Ludlow Avenue • Northvale, NJ 07647 • Ph: (201)750-2646 • Fax: (201)750-2755 www.elitepharma.com

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 2.1 (h)      Discontinuation of Packaging and Labeling. Beginning on or about August 1, 2015 ELITE shall supply Product as bulk tablets. Ascend (or a third party responsible to Ascend) shall be responsible for any use of the bulk tablets including but not limited to finished product packaging, labeling and finished product release. After discontinuation of packaging and labeling, Elite shall invoice Ascend and Ascend shall pay for any packaging and labeling materials previously purchased for Product under the previous agreement and that cannot be otherwise used by ELITE or deployed to other customers of ELITE; or Ascend shall ask Elite to continue packaging until such material is depleted. For the avoidance of doubt, Product shall be defined as Methadone Hydrochloride Bulk Tablets, USP 10 mg pursuant to the terms of the ANDA # 090635 (the “Product”).

Section 3.3           Placebo batch and stability. Elite shall make a placebo batch for Ascend at no charge, to be used for a shipping study and Elite shall complete stability testing for one packaged batch to qualify the new packager for which Elite shall not charge Ascend for the stability testing.

Elite shall continue conducting annual batch stability studies at no additional charge to Ascend. One packaged batch annually shall be sent by Legacy to Elite for controlled temperature storage and testing as per the approved stability protocol.

Section 7.1           Term. The initial term (the “Initial Term”) of this Agreement shall commence on the Effective Date and shall continue until December 31, 2016; thereafter, the term of this Agreement shall be extended for one (1) year terms (each a “Renewal Term”) upon the mutual written agreement of the Parties entered into at least six (6) months prior to the expiration of the Initial Term or a Renewal Term.

Section 7.3           Consequences of Termination

(a)          On termination or expiry of the Agreement for any reason ELITE shall:

(i)          ensure that any copies of TPN’s confidential information, or any information of a technical nature relating to the Product or its manufacture and supplied by TPN to ELITE are promptly returned to TPN or, at TPN’s option, destroyed;

(ii)          promptly invoice and TPN shall promptly pay an amount equal to the cost of any pharmaceutical or packaging materials (that cannot be otherwise used by ELITE or deployed to other customers of ELITE) and Product, in ELITE’s possession, provided that, ELITE can prove by documentary evidence that such pharmaceutical or packaging materials and Product:

(1)          were purchased in reliance on TPN’s’ forecast for the Firm Period; and

(2)          are in compliance with all relevant Product Specifications and otherwise fit for commercial use.

165 Ludlow Avenue • Northvale, NJ 07647 • Ph: (201)750-2646 • Fax: (201)750-2755 www.elitepharma.com

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)          The termination or expiry of this Agreement shall not release either of the Parties from any liability which at the time of termination or expiry has already accrued to the other Party, nor affect in any way the survival of any other right, duty or obligation of the Parties which is expressly stated elsewhere in this Agreement to survive such termination or expiry.

Section 10.3        Notices. Except as otherwise specifically provided, any notice or other documents to be given under this Manufacturing Agreement shall be in writing and shall be deemed to have been duly given if sent by registered mail, nationally recognized overnight delivery service or facsimile transmission to a Party or delivered in person to a Party at the address or facsimile number set out below for such Party or such other address as the Party may from time to time designate by written notice to the other:

If to ELITE: Elite Pharmaceuticals, Inc.

165 Ludlow Avenue

Northvale, NJ 07647

Attention: Nasrat Hakim, President and CEO

Facsimile: 201-750-2755

With a copy to:

Silverman Sclar Shin & Byrne PLCC

381 Park Avenue South

New York, New York 10016

Attn: Richard Feiner

Facsimile: 917-720-0863

If to TPN/Ascend:

Ascend Laboratories, LLC

180 Summit Avenue, Suite 200

Montvale, NJ 07645

Attention: S. Venkatesh, President

Facsimile: 201-476-1987

With a copy to:

Ascend Laboratories, LLC

180 Summit Avenue, Suite 200

Montvale, NJ 07645

Attention: William T. Moran III/Director – Supply Chain

Facsimile: 201-476-1987

Any such notice provided pursuant to this Section 10.3 shall be deemed to have been received by the addressee five business days following the date of dispatch of the notice or other document by mail or, where the notice or other document is sent by overnight delivery service, by hand or is given by facsimile, simultaneously with the transmission or delivery. To prove the giving of a notice or other document it shall be sufficient to show that it was dispatched. Either Party may change its address at which notice is to be received by written notice provided pursuant to this Section 10.3.

165 Ludlow Avenue • Northvale, NJ 07647 • Ph: (201)750-2646 • Fax: (201)750-2755 www.elitepharma.com

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The new Exhibit A shall read as follows:

Exhibit A - Product and Purchase Price and Minimum Annual Volume Requirements

Product	Mg	Firm Cost Per 1000 tablets exclusive of API FOB Elite	Minimum Annual Volume
Methadone Hydrochloride 10 mg Tablets, bulk, ANDA #090635	10mg	Manufacturing Cost: ${***} per 1000 tablets guaranteed, Minimum Annual Volume of 50,000,000 tablets (see notes below)	50,000,000 Tablets

NOTES: The purchase price is FOB Elite’s facility and title and risk of loss pass to Ascend upon delivery to the carrier. The purchase price includes all costs for bulk tablet manufacture except API cost which is the obligation of TPN and is firm during the term of the Agreement.

The new Exhibit B shall read as follows:

EXHIBIT B

Product and Packaging Specifications

The written specifications for the Product shall be for Methadone Hydrochloride Bulk Tablets, USP 10 mg pursuant to the terms of the ANDA # 090635

Section 4.7 of Appendix 2 of Exhibit C (the Quality Agreement between the parties) shall read as follows:

Section 4.7 Packaging, Labeling and Finish Product Release

TPN is responsible for packaging, labeling and finished product release for the Product.

165 Ludlow Avenue • Northvale, NJ 07647 • Ph: (201)750-2646 • Fax: (201)750-2755 www.elitepharma.com

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix 2 of Exhibit C (the Quality Agreement between the parties) shall read as follows:

APPENDIX 2

PRODUCT LISTING

Methadone Hydrochloride Bulk Tablets, USP 10 mg pursuant to the terms of the ANDA # 090635

Except as expressly modified by this letter agreement, the parties agree that the Agreement will continue in full force and effect in accordance with its terms.

If the foregoing correctly sets forth our agreement and understanding, please execute the enclosed counterpart of this letter agreement and return the executed counterpart to the undersigned at your convenience.

ELITE PHARMACEUTICALS, INC.

By	s/Nasrat Hakim

Name:	Nasrat Hakim
Title:	President and CEO

Accepted and agreed as of this June 10, 2015

ASCEND LABORATORIES, LLC

By	S. Venkatesh

Name:	S. Venkatesh
Title:	President

165 Ludlow Avenue • Northvale, NJ 07647 • Ph: (201)750-2646 • Fax: (201)750-2755 www.elitepharma.com

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.